EXHIBIT 16.1


Goldstein Golub Kessler LLP
1185 Avenue of the Americas, Suite 500
New York, New York 10036
Attn: Carol Lapidus


June 2, 2005


Dear Ms. Lapidus:

         The  letter  shall  confirm  that  the   engagement  of  your  firm  is
terminated. This termination and the engagement of Baum & Company, P.A. as our new independent auditors were approved by our full Board of Directors.

         Your firm is hereby authorized to respond fully to the inquiries of Baum & Company, P.A.

         Our counsel will be preparing the Form 8-K which will be due June 7, 2005. You will be provided with a copy of the disclosures that we will be making in response to Item 304(a) of Regulation S-B. Please furnish us with a letter addressed to the Securities and Exchange Commission as to whether you agree with the statements made by us herein.



                                                              Very truly yours,

                                                 NEW HARVEST CAPITAL CORPORATION

                                                 By: /s/ Donald Winfrey
                                                     ---------------------------
                                                     Name: Donald Winfrey
                                                     Title: President